                                                                     EXHIBIT 2.2



                             CERTIFICATE OF MERGER

                                       OF

                      ELECTRONIC TRANSMISSION CORPORATION,
                              A TEXAS CORPORATION

                                      INTO

                          ETC TRANSACTION CORPORATION,
                             A DELAWARE CORPORATION


         The undersigned corporation DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                                                    State of
                   Name                           Incorporation
                   ----                           -------------

 Electronic Transmission Corporation                  Texas

 ETC Transaction Corporation                         Delaware

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is ETC Transaction Corporation, which shall hereinwith be changed to Electronic Transmission Corporation, a Delaware corporation.

         FOURTH: That the amendments or changes in the Certificate of Incorporation of ETC Transaction Corporation, a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows:

         FIRST: The name of this corporation is Electronic Transmission Corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 5025 Arapaho Road, Suite 515, Dallas, Texas 75248.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


                                                                             Number of        Par Value
                               Corporation                      Class          Shares         per Share
                               -----------                      -----          ------         ---------
               Electronic Transmission Corporation             Common        8,000,000       No par value

               Electronic Transmission Corporation            Preferred      2,000,000       No par value



CERTIFICATE OF MERGER - Page 1
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Dated:  February 11, 1997.

                              ETC TRANSACTION CORPORATION


                              By:                  /s/ L. Cade Havard
                                 ---------------------------------------------
                                   L. Cade Havard, Chief Executive Officer





CERTIFICATE OF MERGER - Page 2